Exhibit 99.2

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Consolidated financial statements for the nine months ended September 30, 2012

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Consolidated financial statements for the nine months ended September 30, 2012

Content

Consolidated Financial Statements

Consolidated statements of financial position
Consolidated statements of comprehensive income
Consolidated statements of cash flows
Notes to the consolidated financial statements

Consolidated Statements of Financial Position
As of September 30, 2012 and December 31, 2011

	Notes	September 30, 2012	December 31, 2011
		S/.(000)	S/.(000)
Assets
Current assets
Cash and cash equivalents	5	42,577	30,560
Trade accounts receivable, net	6	49,302	44,262
Other accounts receivable, net	7	9,577	5,292
Accounts receivable from related parties		301	455
Inventories, net	8	90,376	95,534
Prepaid expenses		558	428
Total current assets		192,691	176,531
Non-current assets
Available-for-sale investments		—	100
Goodwill	10 (b)	130,984	124,052
Property, plant and equipment, net	9	73,729	71,535
Intangibles, net	10 (a)	125,713	121,288
Total non-current assets		330,426	316,975
Total assets		523,117	493,506
Liabilities and net equity
Current liabilities
Financial liabilities	11	35,020	36,416
Trade accounts payable	12	18,966	28,584
Other accounts payable	13	30,940	26,449
Loans payable to shareholders	14	—	—
Other accounts payable to related parties		211	1,266
		85,137	92,715
Non-current liabilities
Financial liabilities	11	71,436	81,031
Other accounts payable		—	—
Deferred income		—	63
Loans payable to shareholders	14	—	—
Deferred tax liability	14	10,961	11,052
		82,397	92,146
Total liabilities		167,534	184,861
Shareholders' equity, net
Issued capital	15a	188,956	148,309
Investment shares		94,475	74,153
Other capital reserves		14,059	11,279
Retained earnings		51,263	70,282
Translation results		6,830	4,622
Total net equity		355,583	308,645
Total liabilities and net equity		523,117	493,506

The accompanying notes are an integral part of this consolidated statement.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Consolidated Statements of comprehensive income
For the three and nine months ended September 30, 2012 and 2011

		1 July to 30 September		1 January to 30 September
	Notes	2012	2011	2012	2011
		S/.(000)	S/.(000)	S/.(000)	S/.(000)

Net sales	17	87,346	95,573	269,708	95,573
Cost of sales	18	(51,380)	(57,584)	(161,334)	(57,584)
Gross profit		35,966	37,989	108,374	37,989
Selling costs	19	(12,606)	(13,658)	(38,703)	(13,658)
Administrative expenses	20	(6,043)	(8,030)	(19,544)	(8,030)
Other operating expenses, net	22	(491)	(401)	(1,001)	(401)
Operating profit		16,826	15,900	49,126	15,900
Financial expenses	23	(2,000)	(2,362)	(6,279)	(2,362)
Financial income		36	73	406	73
Exchange difference, net		1,853	(667)	3,474	(667)
Profit before income tax		16,715	12,944	46,727	12,944
Income tax	14 (b)	(5,123)	(4,087)	(14,798)	(4,087)
Net Income		11,592	8,857	31,929	8,857
Other comprehensive income		—	—	—	—
Total comprehensive income		11,592	8,857	31,929	8,857
Basic and diluted earnings per share stated in nuevos soleses	24	0.052	0.04	0.144	0.04

The accompanying notes are an integral part of this consolidated statement.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Consolidated statements of cash flows
For the nine months ended September 30, 2012 and 2011

	January 1 to September 30,
	2012	2011
	S/.(000)	S/.(000)
Operating activities
Profit before income tax	31,929	8,857
Adjustments to reconcile profit before income tax to net cash flows
Depreciation and amortization	3,594	2,891
Impairment losses	218	—
Deferred income tax	14,626	—
Cost of sales of property, plant and equipment, net	(76)	—
Working capital variations:
Decrease (increase) in trade and other accounts receivable	(8,297)	5,441
Decrease (increase) in prepaid expenses	(126)	158
Increase (decrease) in inventories	6,196	1,270
Increase in trade and other accounts payable	(16,953)	13,568
Payment of interests	1,479	2,081
Other adjustments	427	(708)
Net cash and cash equivalent provided by from operating activities	33,017	33,558
Investing activities
Received from (Payments for):
Sale of financial instruments	100	—
Sale of property, plant and equipment	93	—
Purchases of property, plant and equipment	(4,173)	(2,190)
Net cash and cash equivalent used in investing activities	(3,980)	(2,190)

Financing activities
Payment of financial liabilities	(16,588)	(4,017)
Net cash and cash equivalents used in financing activities	(16,588)	(4,017)
Net increase (decrease) in cash and cash equivalents for the year before exchange rates	12,449	27,351
Effect of exchange rates on cash and cash equivalents	(432)	(67)
Net increase (decrease) in cash and cash equivalents for the year	12,017	27,284
Cash and cash equivalents at the beginning of the year	30,560	10
Cash and cash equivalents at year-end	42,577	27,294

The accompanying notes are an integral part of this consolidated statement.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements
As of September 30, 2012 and December 31, 2011

1.	Identification and business activity

Soldex S.A. (formerly Soldaduras Peruanas S.A., hereinafter “the Company” or “Soldex”) is a Peruvian company incorporated on July 22, 2010, engaged in the welding business. As explained in Note 2 below, the Company received the equity block of the welding business from Soldexa S.A through a reorganization process and changed its legal name as of May 26, 2011, to the current name. The main shareholder of the Company is Inmuebles Limatambo S.A, which holds 44.42 percent of the capital stock. See note 2.

The Company's legal domicile is Nicolas Arriola Avenue No. 767, Santa Catalina, Lima, Peru.

The consolidated financial statements as of December 31, 2011 and for the year ended on that date were approved for their issuance by the Management on February 16, 2012.

The economic activity of the Company includes the manufacture, processing, industrial exploitation, representation, development, research, distribution, transportation, import and export of welds, other chemicals products and metal in general, and their inputs, accessories, related and derivatives.

As of September 30, 2012 and December 31, 2011, the consolidated financial statements include the financial statements of the Company and of the following subsidiaries (hereafter, “the Group”): Soldaduras West Arco, Soldaduras Megriweld, Comelven, Solvensol and Nitrocorp.

We describe below the activities of the main subsidiaries:

-
Soldaduras West Arco was incorporated on April 23, 2008 under the laws of the Republic of Colombia. It is engaged in the manufacturing and trading of all kinds of items related to the metalworking industry, such as electrodes and welding wires, welding equipment and other chemical and metallurgical products in general, and their inputs, accessories, related and derivatives.

-	Comelven C.A. was incorporated on September 27, 2000 under the laws of the Bolivarian Republic of Venezuela. It is engaged in the trading and distribution of electrodes and welding wires.

-
Megriweld Welding Ltda. was incorporated on September 10, 1993 under the laws of the Republic of Colombia and is engaged in the production, manufacturing, distribution and trading of all kinds of products related to the metalworking sector, especially the welds industry.

2.	Simple Reorganization

The General Meeting of Shareholders of 24 March 2011 approved the process of simple reorganization of the Group, for the purpose of separating the real estate business from the welding business to create an independent unit specialized in welding. The reorganization did not modify the corporate structure under which the Group operates nor produced any variation of its equity structure.

For the implementation of the reorganization, Soldexa (now Futura Consorcio Inmobiliario S.A.) identified the assets and liabilities of the businesses above mentioned and transferred them to Soldaduras Peruanas S.A. (today Soldex SA) the equity block corresponding to the welding business. The results generated in the first six months of welding business were not transferred in the equity block and are not part of the Company's results for the year 2011.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

The composition of the net income generated by the welding business not transferred to the Company is as follows:

Results from January 1 to June 30, 2011
S/.(000)
Net sales	94,894
Cost of sales	(59,376)
Gross profit	35,518
Administrative expenses	(9,133)
Selling costs	(10,166)
Other income and expenses, net	300
Operating profit	16,519
Financial income	189
Financial expenses	(4,895)
Exchange difference, net	1,978
Profit before income tax	13,791
Income tax	(4,583)
Net Income	9,208

On July 1, 2011, the Company proceeded to the implementation of such agreement based on the financial statements of Soldexa as of June 30, 2011, transferring assets for the amount of S/.434,673,000 and liabilities for the amount of S/.142,215,000. Subsequently, the Company's Management determined that the amounts transferred required certain adjustments as assets and liabilities of welding business included concepts belonging to the real estate business.

Consequently, the management of Soldex S.A. and the management of Futura Consorcio Inmobiliario S.A. agreed to record the corresponding adjustments to properly reflect the assets and liabilities of each business. We describe below the assets and liabilities of the welding business and the corresponding transfer adjustments made:

	Initial transfer of assets and liabilities	Adjustments	Assets and liabilities transferred
	S/.(000)	S/.(000)	S/.(000)
Assets
Current Assets	33,125	(5,409) (c)	27,716
Inventories	50,139	—	50,139
Financial Investments	324,647	—	324,647
Property, plant and equipment, net	23,021	(1,497) (a)	21,524
Other assets	3,741	—	3,741
Total Assets	434,673	(6,906)	427,767
Liabilities
Total liabilities	(142,215)	6,906 (b)	(135,309)
Equity block transferred	292,458	—	292,458

(a)	Property, plant and equipment, net: This refers to improvements related to the property in Lurin for an amount of S/.1,497,141, included under the item facilities.

(b)	Liabilities:

(b.1)	Other accounts payable: This refers to provisions for the cost of financial audits, tax audits, and consulting services for the amount of S/.118,186.

(b.2)	Deferred tax on profits: This refers to the tax effect of unrealized profits, due to changes in the fair value of the vailable-for-sale investment held in EXSA S.A., for the amount of S/.2,023,966.

(b.3)	Current income tax: This refers to the tax on the current income of the welding business, retained in the equity package of Futura Consorcio Inmobiliario, for the amount of S/.4,764,229.

(c)	Cash and cash equivalents: This refers to a proportional adjustment of the modified assets and liabilities.

The modifications made in the balances of transferred assets and liabilities have been approved by the Management as of the date of the reporting date.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

3.	Basis of Preparation and Summary of Significant Accounting Policies

3.1	Basis of Presentation -
The consolidated financial statements were prepared in accordance with International Financial Reporting Standards (IFRS).

For all former periods up to and including the fiscal year ended on 31 December 2010, the Group prepared its financial statements in accordance with local generally accepted accounting practices (local GAAP). These financial statements for the fiscal year ended on December 31, 2011 are the first financial statements prepared by the Group in accordance with IFRS.

The consolidated financial statements were prepared based on the historical cost model.

The consolidated financial statements are expressed in Peruvian neuvo soles and all values are rounded to the nearest thousand (S/. 000), unless otherwise stated.

3.2	Basis of Consolidation -

The consolidated financial statements include the financial statements of the company and of its subsidiaries as of September 30, 2012.

The subsidiaries are fully consolidated from the date of acquisition, which is the date on which the Group acquires control, and continue to be consolidated until the date such control ceases. The financial statements of the subsidiaries are based on the same reporting period as those of the company, and uniform accounting policies are applied. All balances, transactions, unrealized comprehensive income arising from transactions between the Group entities and dividends, are eliminated completely.

A change in the interest held in a subsidiary, without losing control thereof, is reported as an equity transaction. When the Group loses control of a subsidiary:

•	It writes off the assets (including capital gains) and liabilities of the subsidiary;

•	It writes off the book value of any non controlling interest;

•	If writes off accumulated conversion differences recorded in the equity account;

•	It recognizes the fair value of the consideration received;

•	It recognizes the fair value of any retained residual investment;

•	It recognizes any positive or negative balance as results (profit/loss); and

•	It reassigns to the results or accumulated results, according to each case, the interest of the controlling entity in the components previously recognized in other combined results.

3.3	Summary of significant accounting policies -

The Company's significant accounting policies used in the preparation of its consolidated financial statements are described below:

3.3.1	Transactions with entities under common control -

Merger
IFRS do not prescribe a specific accounting treatment for the legal merger of a parent company with its subsidiaries; therefore, the Group has adopted the following accounting policy, as per International Accounting Standard (IAS) 8 and the Conceptual Framework:

A legal merger where the subsidiaries are absorbed by the parent company is, essentially, a redemption of shares of subsidiaries in exchange for the assets and liabilities of these subsidiaries. Accordingly, assets and liabilities to be joined are recognized in the carrying amounts that remain in the consolidated financial statements from the date of the legal merger. These carrying amounts include any goodwill, intangible assets and / or price allocation adjustments when the subsidiary was acquired, net of amortization, depreciation or impairment losses that were applicable. The difference between: (i) the amounts allocated to the assets and liabilities in the separated financial statements of the Company after the legal merger and (ii) the carrying amount of investments in subsidiaries acquired which are held at cost is recognized in the statements of comprehensive income.

3.3.2	Financial Instruments: Initial recognition and subsequent valuation -

(a)	Financial Assets -

Recognition and initial valuation -
Financial assets under IAS 39 are classified as financial assets at fair value with changes in income, loans and accounts receivable, investments held to maturity, available-for-sale financial investments, purchase options, or

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

derivatives designated as hedge instruments in effective hedging, as appropriate. The Company and subsidiaries determine the classification of their financial assets at initial recognition.
All financial assets are recognized initially at fair value plus, in the case of assets not carried at fair value through profit or loss, transaction costs are directly attributable.

Purchases or sales of financial assets that require delivery of the assets within a period of time fixed by a rule or market convention are recognized on the date of the purchase and sale transaction, that is, on the date that the group agrees to buy or sell the asset.

The financial assets of the Company and subsidiaries include cash and cash equivalents, commercial and miscellaneous accounts receivable, and available-for-sale financial investments.

Subsequent Measurements -
The subsequent valuation of financial assets depends on their classification as follows:

Financial Assets at Fair Value through profit or loss-
Financial assets at fair value through profit or loss includes financial assets held for trading and financial assets designated upon initial recognition as at fair value through profit or loss. Financial assets are classified as held for trading if they are acquired for the purpose of selling or repurchasing in the near term. This category includes derivate financial instruments entered into by the Group that are not designated as hedging instruments in hedge relationships as defined by IAS 39. Financial assets at fair value through profit and loss are carried in the consolidated statements of financial position at fair value with changes in fair value recognized in finance income or finance costs in the consolidated statements of comprehensive income.

The Group did not designate any financial asset under this classification as of September 30, 2012 and as of December 31, 2011.

Loans and Receivables -
Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial measurement, such financial assets are measured at amortized cost using the effective interest rate method (EIR), less impairment. Amortized cost is calculated taking into account any discount or premium on acquisition and fees or costs that are an integral part of EIR. The EIR amortization is included in finance income in the consolidated statements of comprehensive income. The losses arising from impairment are recognized in the consolidated statements of comprehensive income in finance costs.

Investments Held until Maturity -
Non-derivative financial assets with fixed or determinable payments and fixed maturities are classified as held-to maturity when the Group and subsidiaries have the positive intention and ability to hold them to maturity. After initial measurement, held-to-maturity investments are measured at amortized cost using the effective interest method, less impairment. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in finance income in the consolidated statements of comprehensive income. The losses arising from impairment are recognized in the consolidated statements of comprehensive income in finance costs.

The Group held no investment within this category during the period ended as of September 30, 2012 and as of December 31, 2011.

Available-for-Sale Financial Investments -
Available-for-sale financial investments include equity and debt certificates. Investments in equity certificates classified as available for sale are those not classified as held for negotiation or at fair value, with changes in income. After initial recognition, available-for-sale financial investments are measured at fair value, and unrealized gains or losses are recognized other comprehensive income in the available-for-sale reserve until investment is derecognized, at which time the cumulative gain or loss is recognized in other operating income, or determined to be impaired, at which time the cumulative loss is reclassified to the consolidated statements of comprehensive income in finance costs and removed from the available-for-sale reserve.

The Group evaluates its available-for-sale financial assets to determine whether the ability and intention to sell them in the near term is still appropriate. When the Group is unable to trade these financial assets due to inactive markets and management's intention to do significantly changes in the foreseeable future, the Group may elect to reclassify these financial assets in rare circumstances. Reclassification to loans and receivables is permitted when the financial assets meet the definition of loans and receivables and the Group has the intent and ability to hold these assets for the foreseeable future or until maturity. Reclassification to the held-to-maturity category is permitted only when the entity has the ability and intention to hold the financial asset accordingly.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

For a financial asset reclassified out of the available-for-sale category, any previous gain or loss that asset that has been recognized in equity is amortized to profit or loss over the remaining life of the investment using the EIR. Any difference between the new amortized cost and expected cash flows is also amortized over the remaining life of the asset using the EIR. If the asset is subsequently determined to be impaired, then the amount recorded in equity is reclassified to the consolidated statements of comprehensive income.

The Group maintains investment in shares as an available-for-sale investment as of September 30, 2012 and as of December 31, 2011.

Write-offs -
A financial asset (or, where applicable, part of a financial asset or part of a group of similar financial assets) is written off upon:

(i)	The expiry of contractual rights to receive the cash flows produced by the asset; or

(ii)
The transfer of contractual rights over the cash flows produced by the asset, or assumption of the obligation to pay to a third party the totality of those cash flows without significant delay, through an intermediation agreement, and (a) the substantial transfer of all the risks and benefits attached to ownership of the asset; or (b) the transfer of control over the asset, even if all the risks and benefits attached to ownership of the asset have not been transferred or retained.

Where the contractual rights to receive the cash flows produced by an asset are transferred, or a transfer agreement is executed, but all the risks and benefits attached to the ownership of the asset are not substantially transferred or retained, and control over the asset is not transferred, that asset will continue to be recognized to the extent that the Company and subsidiaries remain linked to that asset.

In that case, the Group also recognizes an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained.

A firm commitment that takes the form of a guaranty over the asset transferred is measured as either the original book value of the asset or the maximum consideration that could be payable by the Group, whichever is lower.

(b)	Impairment of financial assets -

At the close of each reporting period, the Group evaluates if there is any objective evidence that a financial asset or set of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset (an incurred “loss event”) and that loss event has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated. Evidence of impairment may include indications that the debtors or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganization and where observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with default.

Financial Assets Recorded at their Amortized Cost -
For financial assets carried at amortized cost, the Group first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant, or collectively for financial assets that are not individually significant. If the Group determines that no objective evidence of impairment exists for an individually assessed financial assets, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognized are not included in a collective assessment of impairment.

If there is objective evidence of a loss due to deterioration of value, the amount of the loss is measured as the difference between the book value of the asset and the current value of estimated future cash flows (excluding expected future credit losses that have not yet occurred). The current value of estimated future cash flows is discounted at the original EIR of the financial assets. If a loan accrues a variable interest rate, the discount rate used to measure any loss due to deterioration of value is the current EIR.

The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the consolidated statements of comprehensive income. Interest income continues to be accrued on the reduced carrying amount and is accrued using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. The interest income is recorded as part of finance income in the consolidated stamente of comprehensive income. Loans together with the associated allowance are written off when there is no realistic prospect of future recovery and all collateral has been realized or has been transferred

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

to the Group. If, in a subsequent year, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognized, the previously recognized impairment loss is increased or reduced by adjusting the allowance account. If the estimated loss decreases, the reversal shall not result in a carrying amount of the financial asset that exceeds what the amortized cost would have been had the impairment not been recognized at the date the impairment is reversed. If a future write-off is later recovered, the recovery is credited to finance costs in the consolidated statements of comprehensive income.

Available-for-Sale Financial Investments -
For available-for-sale financial investments, the Group assess at each reporting date whether there is objective evidence that an investment or a group of investments is impaired.

In the case of equity investments classified as available-for-sale, objective evidence would include a significant or prolonged decline in the fair value of the investment below its cost. “Significant” is evaluated against the original cost of the investment and “prolonged” against the period in which the fair value has been below its original cost. Where there is evidence of impairment, the cumulative loss - measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that investment previously recognized in the consolidated statements of comprehensive income, is removed from other comprehensive income and recognized in the consolidated statements of comprehensive income. Impairment losses on equity investment are not reversed through the consolidated statements of comprehensive income. Increases in their fair value after impairments are recognized directly in other comprehensive income.

(c)	Financial Liabilities -

Initial Recognition and Measurement -
Financial liabilities under IAS 39 are classified as financial liabilities at fair value with changes in income, sale options on the non controlling interest, loans and accounts payable, or or as derivatives designated as hedging instruments in an effective hedge, as appropriate. The Group determines the classification of financial liabilities at the time of initial recognition.

All financial liabilities are recognized initially at fair value and, in the case of loans and borrowings, carried at amortized cost. This includes directly attributable transaction costs.

The Group's financial liabilities include commercial and miscellaneous accounts payable and financial obligations.

Subsequent Measurement -
The subsequent measurement of financial liabilities depends on their classification, as follows:

Financial Liabilities at Fair Value with Changes in income -
Financial liabilities at fair value with changes in income include financial liabilities held for trading and financial liabilities designated at the time of initial recognition at fair value with changes in income.

Financial liabilities are classified as held for trading if acquired with the intention to negotiate them in the near future. Gains or losses on liabilities held for trading are recognized in the consolidated statements of comprehensive income.

The Group has not designated any financial liability at fair value with changes in income as of September 30, 2012 and as of December 31, 2011.

Debts and Loans that Accrue interest -
After initial recognition, financial obligations are measured at their amortized cost, using the EIR method. The combined results are recognized in the consolidated statements of comprehensive income when the liabilities are derecognized, as well as through the process of amortization of the EIR.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The amortization of the EIR is recognized as a financial cost in the consolidated statements of comprehensive income.

Write-offs -
A financial liability is written off when the respective obligation is paid in full, discharged, or expires. When an existing financial liability is replaced by another from the same lender under substantially different conditions, or the conditions of an existing liability are substantially modified, this change or modification is treated by eliminating the original liability and recognizing the new liability, and the difference between the respective book values is recognized in the consolidated statements of comprehensive income.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

(d)	Offsetting of Financial Instruments -
Financial assets and financial liabilities are offset and the net amount reported in the consolidated statements of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

(e)	Fair Value of Financial Instruments -
On the closing date of each reporting period, the fair value of the financial instruments negotiated in active markets is determined based on their market price, or on the prices quoted by market agents (bid price for long positions and ask price for short positions), without deduction of transaction costs.

For financial instruments not traded in an active market, the fair value is determined using appropriate valuation methods. These can include the use of recent market transactions between independent, unrelated and well informed parties, reference to the fair value of other substantially similar financial instruments, ta discounted cash flow analysis or other valuation methods.

3.3.3	Transactions in Foreign Currency -
The consolidated financial statements of the Group are expressed in Peruvian nuevo soles, which is also the functional currency.

Transactions and Balances -
Transactions in foreign currencies are initially recorded at their respective functional currency rates prevailing at the date of the transaction.

Monetary assets and liabilities denominated in foreign currencies are retranslated at the functional currency spot rate of exchange ruling at the reporting date.

All differences are taken to the consolidated statements of comprehensive income, should the specific criteria be met.
Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as of the dates of the initial transactions.

At the time of preparing and presenting the consolidated financial statements, the Company translates the balances appearing in the financial statements of subsidiaries in their respective functional currencies into nuevo soles. The conversion methodology used, which is consistent with IAS 21, “Effects of Foreign Exchange Rate Variations,” is described below:

(i)	Asset, liability, and net equity balances have been translated using the closing exchange rates effective on the closing date of each consolidated financial statement.

(ii)	Income and expenditure amounts have been translated using the average exchange rates for each month.

(iii)	Exchange differences arising from the process of translation to the Company's reporting currency (neuvo soles) have been recognized separately in the consolidated statement of changes in net equity.

3.3.4	Cash and Cash Equivalents -

The item cash and cash equivalents in the consolidated financial statements includes all cash on hand and deposited in banks, including time deposits whose maturities are three months or less. For the purpose of the consolidated statements cash flows, cash and cash equivalents consist of cash and short-term deposits as defined above, net of outstanding bank overdrafts.

3.3.5	Inventories:

Inventories are valued at the lower of cost or net realization value. Costs incurred in bringing each product to its present location and condition are accounted for as follows:

Merchandise, Raw Materials, Containers, Packaging, and Supplies -

•	Purchased cost. The cost is determined using the weighted average method.

Finished Products and in-Process Products -

•
Cost of direct supplies and materials, third-party services, direct labor costs, and a proportion of general manufacturing costs at normal operating capacity, excluding financing costs and exchange differences.

Pending Inventories -

•	Purchased cost.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale.

3.3.6 Property, Plant and Equipment -

Property, plant and equipment item is presented at cost, net of accumulated depreciation and/or accumulated losses due to impairment, if any. This includes the cost of replacing components of property, plant and equipment, and financing costs for long-term construction projects, provided that they meet the requirements for recognition. The capitalized value of a finance lease is also included within property, plant and equipment. For significant components of property, plant and equipment that need periodic replacement, the Company and subsidiaries write off the replaced component and recognize the new component with the respective useful life and depreciation. In the same way, when a major inspection is carried out, its cost is recognized as a replacement to the extent that the recognition criteria are satisfied. All other routine repair and maintenance costs are recognized as expenditures in the consolidated statements of comprehensive income as they are incurred.

The depreciation of assets used in production is charged to cost of production and is calculated on a straight-line basis over the estimated useful life of the asset described as follows:

Description	Years
Building and other constructions	From 6 to 71
Machinery and equipment	From 5 to 18
Transportation units	5
Furniture and fixtures	10
Computer equipment	4 and 10

The asset's residual value, useful lives and methods of depreciation/amortization are reviewed at each reporting period, and adjusted prospectively if appropriate.

An item of property, plant and equipment or any significant component that was initially recognized is written off after the item is disposed of, or if no future economic benefit is expected from its use or disposal. Any gain or loss from derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statements of comprehensive income when the asset is written off.

3.3.7	Borrowing Costs -

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily requires a substantial period of time to be ready for its intended use or sale are capitalized as part of the cost of the respective asset. All other financial costs are expensed during the period in which they occur. Borrowing costs include interest costs and other costs incurred by an entity in connection with the borrowing of funds.

The Group capitalizes borrowing costs for all qualified assets that began to be built on or after the adoption of IFRS (on 1 January 2009). Where funds are specifically obtained to finance a project, the capitalized amount represents the actual borrowing costs incurred. Where surplus funds from financing for a specific project are available for a short term, the income from the temporary investment of those amounts is also capitalized and deducted from the total capitalized borrowing cost. Where the funds used to finance a project are part of general financing, the capitalized amount is calculated based on the weighted average rates applicable to pertinent general financing of the company and subsidiaries during that period. All other financing costs are recognized in the consolidated statements of comprehensive income in the period in which they are incurred.

3.3.8	Leases -

A determination that an agreement is or contains a lease must be based on the essence of the agreement at the time of execution, whether performance of the agreement depends on the use of a specific asset or the agreement grants the right to use that asset, even if such right is not explicitly specified in the agreement.

Financial leases that transfer to the Company and Subsidiaries substantially all the risks and benefits attached to ownership of the leased asset are capitalized on the commencement date of the lease, at the fair value of the leased property, or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between financial charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognized under financial costs in the consolidated statements of comprehensive income.

A leased asset is depreciated over the useful life of that asset. However, if there is no reasonable assurance that the Company and Subsidiaries will obtain the ownership of the asset at the end of the lease period, the asset will be depreciated

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

over the lesser of the estimated useful life of the asset or the lease term. Payments under operating leases are recognized as operating expenses in the consolidated statements of comprehensive income on a straight-line amortization basis over the entire lease term.

3.3.9	Intangible Assets -

Separately acquired intangible assets are initially measured at cost. The cost of intangible assets acquired in businesses combinations are measured at fair value on the acquisition date. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses.

The useful life of intangible assets can be finite or indefinite. Intangible assets with finite useful lives are amortized using the straight-line method over their useful economic life, which is five years (computer software licenses) and and are reviewed to determine whether they had any impairment in the extent that there is any indication that the intangible asset may be impaired. The period and method of amortization applied for an intangible asset with a finite useful life are reviewed at least at the close of each reporting period. Changes in the expected useful life or expected consumption pattern of the asset are taken into account by modifying the period or method of amortization, as appropriate, and treated as changes in accounting estimates. The cost of amortization of intangibles with finite useful lives is recognized in the consolidated statements of comprehensive income in “administrative expenses".

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually, either individually or at the cash generating unit level. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

The gains or losses that arise from writing off an intangible asset are measured as the difference between the net disposal amount and the book value of that asset, and recognized in the consolidated statements of comprehensive income when the respective asset is eliminated.

3.3.10	Business Combinations and Goodwill -

Business combinations are recognized using the acquisition method. The cost of an acquisition is measured as the sum of the consideration transferred, at its fair value on the acquisition date, and the amount of any non controlling interest in the acquiree. For each business combination, the acquirer measures the non controlling interest in the acquiree either at fair value or at the proportionate share of the acquiree's identifiable net assets.. The acquisition costs incurred are recorded as expenses in the consolidated statements of comprehensive income.

When the Company acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts by the acquiree.

If the business combination is achieved in stages, the acquisition date fair value of the acquirer's previously held equity interest in the acquiree is remeasured to fair value at the acquisition date through profit or loss.

Any contingent consideration to be transferred by the acquirer is recognized at its fair value on the acquisition date. Subsequent changes in the fair value of that contingent consideration, treated as an asset or liability, are recognized in accordance with IAS 39 as either an income gain or loss, or as a change to other comprehensive income. If the contingent consideration is classified as equity, it is not remeasured, and every later settlement will be recorded as equity. If the contingent consideration is not within the scope of IAS 39, it is measured in accordance with the applicable IFRS.

Goodwill is initially measured at cost, represented by the excess over the amount of the consideration transferred and the amount recognized for the non controlling interest, in respect of the net identifiable assets acquired and liabilities assumed. If this consideration turns out to be less than the fair value of the net assets acquired, the difference is recognized in the comprehensive statement of income on the acquisition date.

After initial recognition, Goodwill is measured at cost, minus any accumulated impairment loss. For the purpose of impairment testing, goodwill is allocate to each of the Company's cash-generating units that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units.

When goodwill forms part of a cash-generating unit and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed of in this circumstance is measured based on the relative values of the operation disposed of and the portion of the cash-generating unit retained.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

3.3.11	Impairment of Non Financial Assets -

The Group assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Group estimates the asset's recoverable amount. An asset's recoverable amount is the higher of an asset's or cash-generating unit's (CGU) fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets.

Where the book value of an asset or cash generating unit exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

In determining fair value less costs to sell, recent market transactions are taken into account, if available. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples, quoted share prices for publicly traded subsidiaries or other available fair value indicators.

Impairment losses of continuing operations, including impairment on inventories, are recognized in the consolidated statements of comprehensive income in those expense categories consistent with the function of the impaired asset.

An assessment is made at each reporting date as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such indication exists, the Group estimates the asset's or cash-generating unit's recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset's recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the consolidated statements of comprehensive income. The following criteria are also applied in assessing impairment of the goodwill:

The impairment test of goodwill is performed at each reporting date and when circumstances indicate that the carrying value may be impaired. Impairment is determined by assessing the recoverable amount of each cash-generating unit to which goodwill belongs. Where the recoverable amount of each cash-generating unit is less than its carrying amount is recognized an impairment loss. Impairment losses related to a goodwill cannot be reversed in future periods.

3.3.12	Provisions -

Provisions are recognized when the Group has a present obligation (legal or implicit) arising from a past event that may require to be settled with an outflow of resources, and it is possible to reliably estimate the amount of the obligation. If the Group expects the provisions to be reimbursed in whole or in part, e.g., under an insurance contract, the reimbursement is recognized as a separate asset only if practically certain. The cost related to any provision is presented in the consolidated statements of comprehensive income, net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognized as finance cost in the consolidated statements of comprehensive income.

3.3.13	Employee Benefits

The Group has short term obligations for Employee Benefits, which include salaries, severance contributions, legal bonuses, performance bonuses and profit distributions. These obligations are recorded monthly and charged to the consolidated statements of comprehensive income on an accrual basis.

3.3.14	Taxes -

Current Income Tax -
Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date in Peru in the case of the Company, and Colombia and Venezuela, countries in which the Company and its subsidiaries operate and generate taxable income. Current income tax relating to items recognized directly in equity is recognized in equity and not in the consolidated statements of comprehensive income. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred Income Tax -
The deferred income tax is recognized using the liability method over temporary differences between the taxable base of assets and liabilities and their book values on the closing date of the reporting period.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

Deferred tax liabilities are recognized for all taxable temporary differences, except taxable temporary differences related to investments in subsidiaries, associates and interest in joint ventures, where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized taking into account all deductible temporary differences, and future offsets of tax credits and non used carryover tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized, except in respect of deductible temporary differences associated with investments in subsidiaries and associates, where deferred assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The book value of deferred tax assets is reviewed at the end of each reporting period and reduced if it is no longer probable that sufficient taxable profit will be available to permit the deferred tax assets to be used in whole or in part. Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates expected to be applicable during the fiscal period in which the asset is realized or the liability is written off, based on the tax rates and rules approved as of the end of the reporting period, or in process of approval expected to be completed by then.

The deferred tax is recognized in respect of the taxable item within other comprehensive income or directly within the net equity.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current profit tax assets and liabilities, and if the deferred taxes are related to the same tax authority and the same tax jurisdiction.

Sales Tax -
Income derived from ordinary activities, assets and liabilities is recognized net of sales tax amounts (such as added-value tax), except:

(i)
Where the sales tax incurred on a purchase of assets or services is not recoverable from the taxation authority, in which case the sales tax is recognized as part of the cost of acquisition of the asset or as part of the expense item as applicable.

(ii)	Receivables and payables are stated with the amount of sales tax included.

The net amount of sales tax expected to be recovered from, or payable to, the tax authority is presented as an account receivable or account payable in the consolidated financial statements, according to each case.

3.3.15	Revenue Recognition -

Revenue is recognized to the extent it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured, regardless of when the payment is being made. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes or duty The Group assesses its revenue arrangements against specific criteria in order to determine if it is acting as principal or agent.

The Group reached the conclusion that it acts as the principal in all its revenue agreements. The following specific recognition criteria must also be met before recognizing income:

Sale of Goods -
Revenue from sales of goods is recognized when the significant risks and rewards of ownership have been transferred to the buyer, on delivery of the goods.

Interest Income -
The revenue is recognized when the interest accrues using the effective interest rate. Interest income is included in finance income in the consolidated statements of comprehensive income.

3.4	Judgment, estimation, and significant accounting assumptions -
Various amounts included in the consolidated financial statements involve the use of judgment and/or estimates. This judgment and estimates are based on Management's best understanding of relevant facts and circumstances, taking into account prior experiences; however, the results obtained may differ from the amounts included in the consolidated statements of comprehensive

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

income. The information regarding those judgments and estimates are contained in the accounting policies and/or notes to the financial statements. Key areas are summarized here.

Any difference between estimates and actual subsequent results is recorded in the income statement of the year in which it occurs.

4.	New International Financial Reporting Standards (IFRS) issued but not effective as of the date of the financial statements -

Below is a list of the IFRS issued but not effective at the time of submission of the consolidated financial statements of the Company and Subsidiaries. Hence, reference is made to the IFRS that the Company and Subsidiaries reasonably foresee that will be applicable in the future. The Company and Subsidiaries intend to adopt those Standards when they enter into effect:

-
IAS 1 "Submission of financial statements - submission of other comprehensive results.” The modifications in IAS change the grouping of items presented in other comprehensive results. The items that may require re-classification in the future should be presented separately from items never expected to be re-classified to results. This modification will have an impact only at the level of presentation and not at the level of the Company's financial position or results. These modifications are effective for annual periods beginning on or after January 1, 2012.

-	IAS 12 “Income Taxes - Recovery of Underlying Assets”
The modification clarified the method used to determine deferred taxes in the case of investment properties measured by their fair value. The modification introduces the assumption, which admits evidence to the contrary, that the deferred tax on investment properties measured by the fair value method under IAS 40 should consider that the book value of the asset will be recovered by selling it. Likewise, the modification introduces the requirement that the deferred tax on non depreciable assets measured using the revaluation model of IAS 16, be always calculated assuming the sale of the asset. The modification is valid for annual periods beginning on or after January 1, 2012.

-	IAS 19 "Employee Benefits " (amendment)
The IASB enacted various modifications to IAS 19 effective for annual periods beginning on or after January 1, 2013. These changes include profound modifications, such as the elimination of the corridor method and the concept of expected return of active plans, as well as certain conceptual clarifications. The Company is evaluating the impact, if any, of the adoption of these modifications.

-	IAS 27 "Separate Financial Statements"
This treatment is applied to subsidiaries, joint ventures and associated businesses, where the entity decides to prepare separate financial statements. These modifications are applicable to annual periods beginning on or after January 1, 2013.

-	IAS 28 "Investment in associates and joint ventures" (revised in 2011)
As a consequence of the new IAS 11 and IAS 12, IAS 28 has been renamed as “Investments in associates and joint ventures,” and describes the application of the method of participation in joint ventures in addition to investments in associates. These modifications are effective for annual periods beginning on or after January 1, 2013. The Company is evaluating the impact, if any, of the adoption of these modifications.

-	IFRS 7 “Financial Instruments: Disclosures - Transfer of Financial Assets”
The modification requires additional disclosures about financial assets transferred but not written off from accounting records, to permit the user of financial statements to understand the relationship between the financial assets not written off and related financial liabilities. The modification also requires disclosure about the significance for the reporting entity of financial assets not written off, to permit the user to evaluate the nature of that continuous interest and the risks associated thereto. The modification is effective for annual periods beginning on or after July 1, 2011. This modification affects only disclosures and has no effect on the Company's financial statement or financial performance.

-	IFRS 9 “Financial Instruments: Classification and Measurement”
IFRS 9, as issued, reflects the first stage of the IASB's work to replace IAS 39, and applies to the classification and measurement of financial assets and liabilities as defined in IAS 39. The Rule is effective for annual periods beginning on or after 1 January 2013. In subsequent stages, the IASB will broach hedge accounting and value deterioration of financial assets. This project is expected to be completed during 2012. The adoption of the first stage of IFRS 9 will have an impact on the classification and measurement of the Company's financial assets, but possibly no impact on the classification and measurement of financial liabilities. The Company will quantify that impact together with other stages when it reports thereon, in order to present a comprehensive view.

-	IFRS 10 “Consolidated Financial Statements”
Published in May 2011 by the IASB, defines principles for the presentation and preparation of consolidated financial statements when one entity controls one or more additional entities. IFRS 10 replaces the consolidation requirements contained in IAS 12 Consolidation - Special Purpose Entities, and in IAS 27 “Consolidated and Separate Financial Statements” and is effective for annual periods beginning on or after January 1, 2013. The Company is still evaluating the impact, if any of the adoption of this standard.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

-	IFRS 11 "Joint Arrangements"
IFRS 11 replaces IAS 31 - Interests in Joint Ventures, and IAS -13 Joint Ventures - non monetary contributions of participants. This standard establishes two types of joint arrangements: joint operations and joint businesses. To verify the existence of joint control, IFRS 1 uses the control definitions of IFRS 10. IFRS 11 eliminates the option of using the proportional consolidation accounting method for jointly controlled entities. This IFRS is effective for annual periods beginning on or after January 1, 2013.

-	IFRS 12 “Disclosure of Interests in Other Entities”
Published in May 2011 by the IASB, is a new comprehensive standard requiring a wide range of disclosures about an entity's interests in other entities, subsidiaries, joint arrangements, associates, and unconsolidated structured entities. IFRS 12 is effective for annual periods beginning on or after January 1, 2013. The Company is still evaluating the impact, if any, of the adoption of this standard.

-	IFRS 13 “Fair Value Measurement”
Published in May 2011, establishes new fair value measurement and disclosure requirements. This standard is effective for annual periods beginning on or after January 1, 2013. The Company is still evaluating the impact, if any, of the adoption of this standard.

5.	Cash and Cash Equivalents

(a)	The composition of this item is described below:

	30/09/2012	31/21/2011
	S/.(000)	S/.(000)
Petty cash	88	83
Funds in transit	—	1,545
Current accounts and saving accounts (b)	26,576	22,186
Time deposits (c)	15,913	6,746
	42,577	30,560

(b)
The Group maintains checking and savings accounts denominated in local currency and in foreign currency with various financial entities. These funds are freely available and non-interest bearing, except for term deposits, which bear interest at market rates that vary according to financial institutions in the countries in which they operate.

(c)	As of September 30, 2012 and December 31, 2011, this refers to term deposits with 30-day maturity periods.

(d)	No restrictions apply to balances in cash and cash equivalents as of September 30, 2012 and December 31, 2011.

6.	Trade Accounts Receivable, net

(a)	The composition of this item is presented below:

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Third party
Invoices (b)	45,641	39,590
Notes (b)	3,923	4,678
	49,564	44,268
Less - Allowance for doubtful accounts receivable	(444)	(382)
	49,120	43,886
Related parties, note 15(b)	182	376
	49,302	44,262

(b)	Invoices receivable and notes receivable are denominated in neuvo soles and in US dollars, have current maturities, are not specifically secured, and do not bear interest.

7.	Other Accounts Receivable, net

(a)	The composition of this item is presented below:

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Value added tax credit (c)	1,027	2,382
Income tax credit	6,326	640
Accounts receivable from workers	650	547
Claims to third parties	11	139
Loans to third parties	19	90
Others	1,454	1,494
	9,477	5,292
Less - Allowance for doubtful accounts receivable	—	—
Total	9,477	5,292

(b)	Miscellaneous accounts receivable have current maturities, are not specifically secures, and do not bear interest.

(c)
The value added tax credit for income tax arises principally from disbursements for the purchase of inventories, fixed assets, and other disbursements related to operations of the Company and Subsidiaries. In the opinion of the Management, the value added tax credit will be recovered through current business operations of the Company and Subsidiaries.

8.	Inventories, net

The composition of this item is presented below:

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Merchandises, note 18	40,742	40,822
Finished goods, note 18	15,531	14,204
Products in process, note 18	3,449	4,114
Materials and supplies, note 18	22,918	27,198
Packaging, note 18	1,290	1,541
Supplies, note 18	4,872	5,283
Inventories in transit	2,517	4,705
	91,319	97,867
Provision for impairment of inventories	(943)	(2,333)
	90,376	95,534

9.Property, Plant and Equipment

(a)	The composition and movement of cost and accumulated depreciation in this caption is presented below:

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

	Land	Buildings and other constructions	Machinery and equipment	Transportation units	Furniture and fixtures	Other equipment	Works in progress	Total
	S/.(000)	S/.(000)	S/.(000)	S/.(000)	S/.(000)	S/.(000)	S/.(000)	S/.(000)
Cost
As of December 31, 2011	23,059	18,637	87,877	6,189	3,342	2,417	1,020	142,541
Additions	—	144	1,652	15	158	123	2,113	4,205
Disposals or Sales	—	29	(1,244)	(2,508)	(325)	(738)	—	(4,786)
Transfers	—	123	150	126		2	(401)	—
Translation effect	678	435	616	25	51	7	8	1,820
As of September 30, 2012	23,737	19,368	89,051	3,847	3,226	1,811	2,740	143,780
Accumulated depreciation
As of December 31, 2011	—	2,950	60,831	4,277	1,292	1,656	—	71,006
Additions (b)	—	319	2,131	416	277	183	—	3,326
Disposals or Sales	—	—	—	—	—	—	—	—
Transfers	—	—	(859)	(2,671)	(248)	(623)	—	(4,401)
Translation effect	—	12	97	4	12	(5)	—	120
As of September 30, 2012	—	3,281	62,200	2,026	1,333	1,211	—	70,051
Net book value
As of December 31, 2011	23,059	15,687	27,046	1,912	2,050	761	1,020	71,535
As of September 30, 2012	23,737	16,087	26,851	1,821	1,893	600	2,740	73,729

(b)	The distribution of depreciation for the year is as follows:

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Cost of sales, note 18	1,935	1,946
Selling costs, note 19	1,004	1,107
Administrative expenses, note 20	387	441
	3,326	3,494

(c)
As of September 30, 2012 and December 31, 2011, the Group has taken insurance for all its assets. In Management's opinion, its insurance policies are consistent with international practice in the industry and the risk of potential losses for claims considered in the insurance policy is reasonable given the type of assets held by the Group.

(d)
As of September 30, 2012 and December 31, 2011, based on Management's projections of the results expected over the next few years, there is no indication that the recoverable value of property, plant and equipment are less than their carrying values, so it is not necessary to provide any provision for impairment for these assets at the date of the consolidated statements of financial position.

(e)
Compliance with the Company's obligations under the loan agreements with Banco de Crédito del Perú described in note 11, is secured by a mortgage over a property of 260 hectares owned by Futura Consorcio Inmobiliario S.A. (a related company), located on the old road to the South Pan Lurin district. The home warranty is duly registered in the Real Property of Lima.

10.	Intangibles and Goodwill, net

The composition of this item is described below:

(a)	Intangibles, net -
Movement in the intangibles item and the respective accumulated amortization for the years 2012 and 2011 are as follows:

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

	Trademarks and Licences	Contracts, relationships with distributors and others	Software	Total
	S/.(000)	S/.(000)	S/.(000)	S/.(000)
Cost
Balance as of December 31, 2011	17,713	103,210	3,963	124,886
Additions	—	37	—	37
Transfers	—	—	6	6
Translation effect	697	3,994	—	4,691
Balance as of September 30, 2012	18,410	107,241	(3,957)	129,608
Accumulated amortization
Balance as of December 31, 2011	—	1,617	1,981	3,598
Additions (b)	—	—	297	297
Translation effect	—	—	—	—
Balance as of September 30, 2012	—	1,617	2,278	3,895
Net book value
As of December 31, 2011	17,713	101,593	1,982	121,288
As of September 30, 2012	18,410	105,624	1,679	125,713

As of September 30, 2012 and as of December 31, 2011, based on the Management's projections of expected income for the next few years, there is no evidence that the recoverable value of intangible assets are less than their carrying amounts, therefore, it is not necessary to register any provision for impairment for these assets as of the date of the consolidated statements of financial position.

(b)	Goodwill-
The composition of this account is presented for each subsidiary (cash generating unit) below:

	30/09/2012	31/12/2012
	S/.(000)	S/.(000)
Subsidiaries
Soldaduras West Arco Ltda.	126,711	119,847
Soldaduras Megriweld S.A.	2,099	1,987
Comercializadora de Electrodes de Venezuela - Comelven S.A.	2,174	2,218
Book value	130,984	124,052

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

11.	Financial Liabilities

(a)	As of September 30, 2012 and as of December 31, 2011, this item includes:

Type of obligation	Original Currency	Maturity	30/09/2012	31/12/2011
			S/.000	S/.000
Notes
Banco de Bogotá	Dollars	2012	5,196	5,933
Banco BBVA	Dollars	2012	2,612	6,942
Banco BBVA	Pesos	2012	—	278
Bancolombia	Dollars	2012	3,796	1,541
Banco Santander	Dollars	2012	2,407	—
Loans
Banco de Crédito del Perú	Soles	2016	16,318	18,131
Banco de Crédito del Perú	Dollars	2018	69,424	77,614
Other financial liabilities
Factoring	Soles	2012	1,983	2,372
Factoring	Dollars	2012	153	123
Letter of credit/Bank Acceptances	Dollars	2012	2,360	2,264
Roca Trading	Dollars	2012	2,167	2,249
Others	Pesos	2012	40	0
Total			106,456	117,447
Less current portion			(35,020)	(36,416)
Less noncurrent portion			71,436	81,031

Management regularly monitors compliance with financial ratios established with the objective of maintaining a strong financial position. The required financial ratios are shown below:

Requested
Leverage ratio (total liabilitites/total assets)	Less than 1
Ratio of debt service	More than 1.3

The company complied with these financial constraints as of September 30, 2012 and as of December 31, 2011.

12.	Trade Accounts Payable

(a)	The composition of this item is shown below:

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Bills payable - local	6,264	13,741
Bills payable - foreign	12,702	14,843
	18,966	28,584

(b)	Invoices payable are owed to various suppliers of raw materials and goods sold by the Company and Subsidiaries; the invoices have current maturities and do not bear interest.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

13.	Other Accounts Payable

(a)	The composition of this item is shown below:

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Taxes	3,363	5,842
Remunerations and workers benefits	9,579	5,797
Bank acceptances	—	4,742
General services	2,152	2,833
Income tax	10,087	1,911
Interest on bank loans	2,698	1,180
Provision for workers bonuses	608	753
Board of Directors' fees	391	666
Royalties	208	513
Social security and Pension Fund Administrator	764	342
Dividends	31	31
Others	1,059	1,839
	30,940	26,449

(b)	Miscellaneous accounts payable have current maturities, do not bear interest, and are not covered by specific guaranties.

14.	Deferred Tax Assets and Liabilities

(a)	The composition of this item is shown according to the source account:

	As of December 31, 2011	Additions & Reversals	Translation Effect	As of September 30, 2012
	S/.000	S/.000	S/.000	S/.000
Deferred Assets
Provision for vacations	520	64	—	584
Provision for impairment of inventories	541	(406)	—	135
Provision for tax loss	—	—	—	—
Other provisions	32	57	0	89
Total deferred income tax assets	1,093	(285)		808
Deferred Liabilities
Differences in depreciation rates	(194)	15	—	(179)
Amortization of SAP	(129)	87	—	(42)
Revaluation of property, plant and equipment	(12,711)	113	(434)	(13,032)
Provision for impairment of receivables	889	560	35	1,484
Total deferred income tax liabilities	(12,145)	775	(399)	(11,769)
Total deferred liabilities, net	(11,052)	490	(399)	(10,961)

(b)	The reconciliation of the effective income tax rates as of September 30, 2012 and as of December 31, 2011 is shown below:

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Income before income tax	46,727	41,637
Income tax with legal rate of each country (*)	14,953	13,324
Permanent differences	(155)	435
Income tax with effective rate (2012 and 2011)	14,798	13,759

(*)	Calculated based on average rates of income tax applicable to each country where the Group operates.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

15.	Equity

(a)	Issued Capital
As of September 30, 2012 and as of December 31, 2011, the issued capital stock is represented by 148,309,615 common shares of S/.1 each, at par, fully issued and paid in. The Company's common shares are listed on the Lima Stock Exchange.

(b)	Investment Shares -
As of September 30, 2012 and December 31, 2011, there were 74,152,925 investment shares valued at S/.1 each, at par. The Company's investment shares are traded on the Lima Stock Exchange.

Investment shares do not have voting rights or participate in shareholder's meetings but do participate in the distribution of dividends. Investment shares confer upon the holders thereof the right to participate in dividends distributed according to their nominal value, in the same manner as common shares. Investment shares also confer the holders thereof the right to: (i) maintain the current proportion of the investment shares in the case of capital increase by new contributions; (ii) increase the number of investment shares upon capitalization of retained earnings, revaluation surplus or other reserves that do not represent cash contributions; (iii) participate in the distribution of the assets resulting from liquidation of the Company in the same manner as common shares; and (iv) redeem the investment shares in case of a merger and/or change of business activity of the Company.

(c)	Legal Reserve -
In accordance with the Peruvian Companies Act, this reserve is created through the transfer of 10% of the earnings for the year up to a maximum of 20% of the paid-in capital. The legal reserve must be used to compensate for losses in the absence of non-distributed earnings or non-restricted reserves, and transfers made to compensate for losses must be replaced with future earnings. This reserve may also be used to increase capital stock but the balance must be restored from future earnings.

(d)	Gain on Translation-
Corresponds to the exchange difference resulting from the translation of financial statements of foreign subsidiaries into the presentation currency of the Company.

16.	Tax Status

(a)
The Group is subject to the tax rules of the countries in which its members operate and are taxed separately, based on their non consolidated financial results. As of September 30, 2012 and December 31, 2011, the income tax rates on taxable profits were 30, 33 and 34 percent in Peru, Colombia and Venezuela, respectively.

In accordance with the legal rules effective in Peru as on September 30, 2012 and December 31, 2011, the cash dividends distributed to non domiciled shareholders are subject to income tax at a rate of 4.1 percent in Peru, while Colombia and Venezuela cash dividends are exempt from tax.

(b)
Since Law N° 29308 was passed, the exonerations to Peruvian Income Tax Law were extended until December 31, 2009. In that sense, gains on market value through centralized mechanisms and credits to public sector are exonerated of this tax.

Those exemptions have been extended to 2010, therefore, since that year the tax cost corresponds to the market value as of 31 December 2009.

(c)
For purposes of determining income tax and general sales tax, transfer pricing of transactions with related companies and companies residing in areas of low or no taxation, must be supported with documentation and information on methods of valuation used and the criteria used for its determination. Based on the analysis of the operations of the Company and its Subsidiaries, Management and its legal counsel believe that, as a result of the application of these standards will not result in significant contingencies for the Company and its Subsidiaries as of September 30, 2012 and December 31, 2011.

(d)
At present, rules that regulate transfer prices are in effect in Peru, Colombia and Venezuela; these rules establish that transactions with related local or foreign companies must be carried out at market values (arm's length values).

Tax authorities have the right to demand information on transfer prices. Based on the analysis of transactions by the Company and its Subsidiaries, the Management and legal counsel consider that no significant contingencies from the application of these rules will arise for the Company and its Subsidiaries as of September 30, 2012 and December 31, 2011.

(e)
Tax authorities have the right to review and, if necessary, adjust the income tax calculated by the Company and its Subsidiaries, principally for a period of four years following submission of the income tax return. The income tax and sales tax (IGV) returns for the years 2007 to 2012 are pending review by the Tax authorities.

Due to possible interpretations by the tax authorities of the legal rules applicable to the Company and its Subsidiaries, it is not possible to determine at present whether or not such reviews will result in liabilities for the Company and its Subsidiaries. Therefore, any higher tax or surcharge that might result from tax reviews would be recorded to the financial statements in the

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

year of assessment. In Management's opinion and its legal advisors, any additional tax assessment would not significantly affect the consolidated financial statements as of September 30, 2012 and December 31, 2011.

17.	Net Sales
The composition of this item is shown below:

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Conventional	140,857	141,690
Special	43,323	41,539
Equipment and accessories	45,348	38,328
Automatic	36,069	37,879
Services and others	4,111	4,439
	269,708	263,875

18.	Cost of Sales
The composition of this item is shown below:

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Initial inventory of raw materials, packaging and supplies, note 8	34,022	31,691
Initial inventory of merchandises, note 8	40,822	23,443
Initial inventory of products in process, note 8	4,114	4,031
Initial inventory of finished products, note 8	14,204	16,168
Transfer of block equity	—	5,948
Purchases and consumption and raw materials	130,761	140,534
Provision for impairment and losses	312	758
Personnel expenses, note 21(a)	13,420	12,148
Depreciation, note 9(b)	1,935	1,946
Amortization	5	—
Other manufacturing expenses	10,541	10,038
Provision for inventory obsolescence and impairment	312	758
(-)Final inventory of raw materials, packaging and supplies, note 8	(29,080)	(34,022)
(-)Final inventory of merchandises, note 8	(40,742)	(40,822)
(-)Final inventory of products in process, note 8	(3,449)	(4,114)
(-)Final inventory of finished products, note 8	(15,531)	(14,204)
Cost of services	—	—
	161,334	153,543

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

19.	Selling Expenses

The composition of this item is shown below:

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Personnel expenses, note 21(a)	19,920	22,207
Freights & transportation	4,691	5,501
Taxes	1,398	2,020
Leases	1,639	1,938
Services provided by third parties	3,280	3,637
Advertising expenses	1,311	1,585
Travel expenses	806	1,206
Consumption supplies	946	1,164
Depreciation, note 9(b)	1,004	1,107
Communication and basic services	876	1,042
Sundry provisions	1,707	1,957
Royalties	1,125	755
	38,703	44,119

20.	Administrative Expenses

The composition of this item is shown below:

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Personnel expenses, note 21(a)	11,397	9,552
Sundry provisions	764	3,604
Consultancy and advisory services	5,433	3,994
Taxes	844	3,175
Depreciation, note 9(b)	387	441
Board of Directors compensation	427	422
Amortization, note 10	292	192
	19,544	21,380

21.	Personnel Expense

(a)	The composition of this item is shown below:

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Wages and salaries	22,878	21,476
Contributions	5,631	6,260
Social Benefits	2,457	2,361
Gratifications	3,103	2,571
Vacations	1,900	1,835
Workers 'profit sharing	1,467	1,691
Others	7,301	7,713
	44,737	43,907

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

(b)	Employee benefits expenses are allocated as follows:

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Cost of sales, note 18	13,420	12,148
Administrative expenses, note 19	19,920	22,207
Selling expenses, note 20	11,397	9,552
	44,737	43,907

22.	Other Income (Expense), net

The composition of this item is shown below:

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Income
Leases	24	16
Sale of materials and fixed assets	1,554	461
Recovery of expenses	595	682
Others	563	141
	2,736	1,300
Expenses
Allowance for doubtful accounts	123	73
Miscellaneous expenses	964	903
Cost of materials and disposal of fixed assets	2,034	357
Other expenditures	17	19
Management bonuses	563	—
Others, net	36	194
	3,737	1,546
	(1,001)	(246)

23.	Financial Expenses

The composition of this item is shown below:

	30/09/2012	31/12/2011
	S/.(000)	S/.(000)
Interest on loans and borrowings	6,048	4,505
Other financial charges	231	148
	6,279	4,653

24.	Earnings per Share

The calculation of weighted average shares and basic and diluted earnings per share is shown below:

	Outstanding shares	Days effective until year-end	Weighted average shares
2011
Balance as of January 1, 2011	222,462,540	365	222,462,540
Balance as of December 31, 2011	222,462,540		222,462,540
2012
Balance as of January 1, 2011	222,462,540	365	222,462,540
Balance as of September 30, 2012	222,462,540		222,462,540

The calculation of basic and diluted earnings per share as of September 30, 2012 and December 31, 2011 is shown below:

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

	30/09/2012			31/12/2011
	Earnings (numerator)	Shares (denominator)	Earnings per share	Earnings (numerator)	Shares (denominator)	Earnings per share
	S/.(000)		S/.	S/.(000)		S/.
Basic and diluted earnings for common and investment shares	31,929	222,462,540	0.143725	27,878	222,462,540	0.125316

The basic and diluted earnings per share have been calculated based on the weighted average common and investment shares outstanding as on the date of the consolidated financial statements. As of September 30, 2012 and December 31, 2011, the Company has no financial instruments with effects diluted, so earnings per basic and diluted share are the same.

25.	Impairment Test of fixed assets and intangibles

The Company conducted its annual test for impairment at December 31, 2011. The Company's management believes that there is no impairment. The Company's management has determined the value in use of the CGU based on the income approach and the application of the method for estimating free cash flows ("FCFF") to be generated by the CGU, and determining the economic value of them based on their updated with a discount rate appropriate to their level of risk.

Budgeted cash flows were updated to reflect the demand for goods and services. The discount rate before tax applied to the cash flow projections was 11.25 percent.

Cash flows beyond a five-year period were extrapolated taking a growth rate of 4.5 percent, similar to the average long-term growth rate for the industry. As a result of this analysis, Management did not recognize any impairment charges.

Key assumptions used -

The principal assumptions used by the Management in the impairment analysis are detailed below:

-	The cash flow accounts were calculated and projected by management for a period longer than 5 years.

-	Revenues: Revenues grew at rates of 11.8 percent per annum on average from 2011 to the last projection year. Here are the main items that compose:

-	Welds Income: also grow at high rates for the growth phase of the industry.

-
Net income increased 47%, 55%, 8% and 9% in 2013, 2014, 2015 and 2016, respectively. The years 2015 and 2016 were calculated by applying a trend factor (simple regression) considering an implied growth rate equal to 4.5 percent annually. The years after 2015 were calculated assuming a perpetuity growth rate equal to 4.5 percent annually.

-	Depreciation is located at an average annual rate of 1.5 percent per annum on the total revenue from the year 2012.

-	Investment in working capital: Estimation of the Management shows how the calculation was made of the account, resulting in a need for approximately 30.5 percent.

-	Discount rate: To estimate the value in use of the CGU, management has used a discount rate in nominal terms estimated basis and after tax of 11.25%.

Sensitivity to changes in key assumptions used
With regard to the assessment of value-in-use of the fire prevention equipment unit, management believes that no reasonably possible change in any of the above key assumptions would cause the carrying value of the unit to materially exceed its recoverable amount.

For the cash-generating unit, the estimated recoverable amount is equal to its carrying value and, consequently, any adverse change in a key assumption would result in a further impairment loss. The implications of the key assumptions for the recoverable amount are discussed below:

-
Growth rate assumptions - Management recognizes that the speed of technological change and the possibility of new entrants can have a significant impact on growth rate assumptions. The effect of new entrants is not expected to have an adverse impact on the forecasts included in the budget, but could yield a reasonably possible alternative to the estimated long-term growth rate of 11.8%.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

26.	Financial Risk Management Objectives and Policies

The Company's principal financial liabilities include financial obligations, commercial accounts payable, miscellaneous accounts payable, and related items. The main purpose of these financial liabilities is to finance the Company's operations. The Company also holds cash and short-term deposits, commercial accounts receivable and various receivables directly derived from its operations. The Group is exposed to market risk, credit risk and liquidity risk.

The Group's senior management oversees the management of these risks. The Group's senior management is supported by a financial risk committee that advises on financial risks and the appropriate financial risk governance framework for the Group. The Finance Management provides assurance to the senior management of the Company that the financial risks assumed by the Company are governed by appropriate corporate policies and procedures, and that those financial risks are identified, measured and managed in accordance with the Company's policies and risk-taking preferences.

The Board of Directors reviews and approves the policies for managing each of the risks which are summarized below:

Credit Risk
The Company's credit risk arises from the inability of debtors to be able to fulfill their obligations, to the extent to which they are overdue. The Company is exposed to credit risk from its operating activities (primarily accounts receivable) and from its financing activities, including deposits with banks and financial institutions.

Credit Risk related to accounts receivable: Customer credit risk is managed by each business unit subject to the Group's established policy, procedures and control relating to customer credit risk management. Credit limits are established for all customers based on internal rating criteria. The balances of accounts receivable are periodically reviewed to ensure their recovery; in addition, the Company has a broad customer data base.

Credit Risk related to financial instruments and bank deposits: Credit risk from balances with banks and Financial Institutions is managed by Group's treasury In accordance with The Group's policy. Investments of surplus funds are made only with approved counterparties and within credit limits assigned to each counterparty. The maximum credit risk exposure as of September 30, 2012 and December 31, 2011 is the carrying amount of the balance of cash and cash equivalents shown in note 6.

Consequently, in Management's opinion, the Company has no concentration which represents significant credit risk as of September 30, 2012 and December 31, 2011.

Market Risk
Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Market prices comprise two types of risk: (i) interest rate risk and (ii) currency risk”. All financial instruments of the Company are affected by these risks.

The sensitivity analyses in the following sections refer to positions as of September 30, 2012 and December 31, 2011. They are also based on the net debt amount, fixed interest rate ratio, and position in foreign currency instruments remain constant.

The sensitivity analyses have been prepared on the basis that sensitivities in the statements of comprehensive income are the effect of the assumed changes in respective market risk. This is based on the assets and liabilities held at September 28, 2012 and December 31, 2011.

(i)	Interest Rate Risk -
As of September 30, 2012 and December 31, 2011, the Company holds financial instruments bearing fixed interest rates on leading financial institutions in the country. The Company's operating cash flows are substantially independent of changes in market interest rates; therefore, in the opinion of management, the Company has no significant exposure to interest rate risks.

(ii)	Exchange Rate Risk -
The exchange rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate due to changes in exchange rates. Management is responsible for identifying, measuring, monitoring and reporting the overall risk exposure of the Company and its Subsidiaries. An exchange risk arises when the Company and its Subsidiaries present mismatches between their asset, liability, and off-balance sheet positions in the various currencies they operate with, namely, nuevo soles (functional currency) and U.S. Dollars. The current position in foreign currency includes assets and liabilities expressed at the exchange rate effective on the date of the consolidated financial statement. Any devaluation/revaluation of the foreign currency would affect the consolidated statements of comprehensive income.

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

As of September 30, 2012 and December 31, 2011, the Group held the following assets and liabilities, by currency :

	30/09/2012	31/12/2011
	S/.000	S/.000
US Dollars (000) -
Assets -
Cash and cash equivalents	16,212	11,540
Receivables	18,397	19,210
Other assets	954	440
	35,563	31,190
Liabilities -
Financial obligations	(17,028)	(30,140)
Commercial accounts payable	(13,044)	(23,510)
Other accounts payable	(2,554)	(1,351)
Long-term financial obligations	(69,424)	(77,614)
	(102,050)	(132,615)
Net Liabilities	(66,487)	(101,425)

Strong Bolivar (000) -
Assets -
Cash and cash equivalents	16,480	14,466
Receivables	1,081	773
Other assets	1,367	1,536
	18,929	16,774
Liabilities -
Financial Obligations	—	—
Commercial accounts payable	(61)	(19)
Other accounts payable	(2,411)	(2,547)
Long-term financial obligations	—	—
	(2,472)	(2,566)
Net Liabilities	16,457	14,209

Colombian Pesos (000) -
Assets -
Cash and cash equivalents	2,659	1,235
Receivables	14,897	13,376
Other assets	6,446	835
	24,002	15,446
Liabilities -
Financial obligations	(1,701)	(278)
Commercial accounts payable	(3,091)	(1,055)
Other accounts payable	(15,908)	(14,721)
Long-term financial obligations	—	—
	(20,700)	(16,054)
Net Liabilities	3,302	(607)

As of September 30, 2012 and December 31, 2011, the Company and its Subsidiaries reported a net gain from exchange differences of approximately S/.205,000 and S/ 1,490,000, respectively; this is reflected in the consolidated statements of comprehensive income.

The Company and Subsidiaries manage foreign exchange risk by monitoring and controlling the position values different to functional currency in each country and that is exposed to changes in exchange rates. The Company and Subsidiaries measure

Soldex S.A. (formerly Soldaduras Peruanas S.A.) and Subsidiaries
Notes to Consolidated Financial Statements - continued

their performance in each country in their functional currency, so if the net foreign exchange position is positive, any depreciation of the U.S. dollar would affect negatively the consolidated statements of financial position of the Company and Subsidiaries. The current position in a foreign currency comprises exchange rate-linked assets and liabilities in that currency. Any depreciation/appreciation of the foreign exchange would affect the consolidated statements of comprehensive income.

Liquidity Risk
Liquidity risk is the risk that the Company is unable to meet its payment obligations associated with financial liabilities when due and to replace funds when they are withdrawn. The consequence would be the default in payment of its obligations to third parties.

Liquidity risk is controlled by matching the maturities of the assets and liabilities, obtaining credit lines with several different financial institutions and maintaining the cash surplus, in order to allow the Company and Subsidiaries to develop their operations normally.

Management of liquidity risk implies maintaining sufficient cash and the possibility of committing or having financing committed through an adequate number of credit sources. In this regard, the Company's management focuses its efforts to maintain sufficient resources to enable it to meet its expenditures.

Capital Management
The Company actively manages a capital base to cover the inherent risks in its activities. The Company's capital adequacy is monitored using, among other measures, ratios set by the Management.

The Company's objectives when managing capital, which is a broader concept than the “Net equity” on the face of the consolidated statements of financial position, are: (i) to safeguard the Company's ability to continue as a going concern so that it can continue to provide returns for shareholders and benefits for the other stakeholders; and (ii) to maintain a strong capital base to support the development of its business activities.

As of September 30, 2012 and December 31, 2011, there were no changes in the Company's assets and capital management policies. See note 15.